UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2026

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.086 per share	EZRA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2026, Altruis Benefit Consultants, Inc., a Michigan corporation (“Altruis”) and a wholly owned subsidiary of Reliance Global Group, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Altruis Benefit Management, LLC, a Delaware limited liability company (the “Buyer”), pursuant to which Altruis sold to the Buyer substantially all of the assets of its employee benefits insurance agency business, free and clear of all liens and encumbrances, and the Buyer assumed certain specified liabilities (the “Transaction”). The Company joined in the Purchase Agreement solely for purposes of its confidentiality and non-solicitation covenants. The signing of the Purchase Agreement and the closing of the Transaction (the “Closing”) occurred simultaneously on September 23, 2026.

The purchase price under the Purchase Agreement is $8,000,000, subject to a customary post-closing working capital adjustment, of which $4,440,782.60 was paid to Altruis in cash, $3,097,488.40 was paid by delivery of a secured promissory note of the Buyer and its sole member, Trent D. Bryson, maturing September 30, 2026 (the “Note”), $300,000 was withheld by the Buyer as an indemnity holdback and $161,729 was withheld as a working capital holdback. The Note was delivered pursuant to a Closing Funding Letter Agreement, dated as of September 24, 2026, among Altruis, the Company and the Buyer (the “Letter Agreement”), which amended the Purchase Agreement. The indemnity holdback is to be released twelve months after the Closing, less any properly asserted claims, or earlier if the Buyer binds a representations and warranties insurance policy, in which case Altruis will bear one half of the premium, up to $37,500, from the holdback. The working capital holdback secures a customary post-closing working capital adjustment against an agreed target and is to be released, less any shortfall, when that adjustment is finally determined. In addition, Altruis is entitled to contingent earnout payments of up to $1,000,000 in the aggregate over three consecutive twelve-month measurement periods following the Closing, based on annual revenue growth of the acquired business of 10%, 15% or 20% or more relative to the twelve-month period ended June 30, 2026, determined from aggregate carrier commission statements. The earnout payments are subordinated to the Buyer’s senior secured indebtedness.

Altruis retained specified excluded liabilities, including all obligations under its equity based compensation program for independent producers, and producer and agent commission, override, bonus and incentive compensation to the extent attributable to commissions received by Altruis on or prior to the Closing. The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions, subject to agreed survival periods, deductibles and caps, as well as confidentiality covenants and five-year non-solicitation covenants of Altruis and its affiliates with respect to the clients, customers, producers and employees of the acquired business. The Purchase Agreement does not restrict the Company or its affiliates from otherwise continuing to operate, acquire or invest in insurance and benefits related businesses. In connection with the Closing, the parties entered into a transition services agreement pursuant to which Altruis will continue to employ the six employees of the acquired business, and make their services available to the Buyer, through October 31, 2026, on a cost reimbursement basis, following which those employees are expected to transfer to the Buyer. The parties also entered into other customary ancillary documents. There is no material relationship between the Company or its affiliates and the Buyer, other than in respect of the Purchase Agreement, the Letter Agreement, the Note and the transactions contemplated thereby.

The foregoing descriptions of the Purchase Agreement, the Letter Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Letter Agreement and the Note, copies of which are attached hereto as Exhibits 2.1, 2.2 and 10.1, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On September 24, 2026, in connection with the Closing, the secured commercial credit facilities extended by Oak Street Funding LLC (“Oak Street”) to Reli Exchange, LLC, a wholly owned subsidiary of the Company, under the Master Credit Agreement dated as of April 26, 2022 (the “Master Credit Agreement”), under which Altruis was a credit party, were repaid in full, in the aggregate amount of $2,176,164, from the cash proceeds of the Transaction, and all related liens and UCC financing statements were released. Oak Street waived the prepayment premium otherwise payable under the Master Credit Agreement, and the Company did not incur any early termination penalty. The Master Credit Agreement was previously reported on the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. [NTD (MZ): Confirm against EDGAR the filing in which the Master Credit Agreement (and any amendment) was most recently filed or described and conform this cross-reference.]

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The Closing occurred on September 23, 2026, simultaneously with the execution and delivery of the Purchase Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the anticipated benefits of the Transaction, the payment of the Note, the amount and payment of the earnout payments and any post-closing adjustment, the future performance of the divested business, and the Company’s expected use of proceeds, strategy, and prospects, and can generally be identified by words such as “anticipate,” “believe,” “expect,” “estimate,” “intend,” “may,” “plan,” “will,” and similar expressions.

Forward-looking statements are based on management’s current expectations and assumptions, which may not prove to be accurate, and actual results may differ materially from those expressed or implied by such statements. Important factors that could cause actual results to differ materially include, among others, the risk that the anticipated benefits of the Transaction are not realized, the risk that the Note is not paid when due, the risk that the earnout payments are not earned or paid, and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of September 23, 2026, by and among Altruis Benefit Consultants, Inc., Altruis Benefit Management, LLC and, solely for the purposes set forth therein, Reliance Global Group, Inc.
2.2	Closing Funding Letter Agreement, dated as of September 24, 2026, among Altruis Benefit Consultants, Inc., Altruis Benefit Management, LLC and Reliance Global Group, Inc.
10.1†	Secured Promissory Note, dated September 24, 2026, made by Altruis Benefit Management, LLC and Trent D. Bryson in favor of Altruis Benefit Consultants, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

† Certain personally identifiable information has been redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE GLOBAL GROUP, INC.

Date: September 29, 2026	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer